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                                                                    EXHIBIT 11.1

                                  Lexant Inc.
                       Computation of Earnings Per Share
                 (Dollars in thousands except per share amounts)


                                                For the year ended December 31, 1997     For the year ended December 31, 1998
                                                ------------------------------------     ------------------------------------
                                                   Income       Shares      Per Share       Income        Shares     Per Share
                                                (Numerator)  (Denominator)   Amount      (Numerator)  (Denominator)   Amount
                                                -----------  -------------  ---------    -----------  -------------  ---------
Net Income                                      $     2,189                              $     3,828
Less: Preferred Stock Dividends                          --                                     (301)
                                                --------------------------               --------------------------

NET INCOME PER SHARE - BASIC:
Income available to common shareholders               2,189         22,717  $    0.10          3,527         22,717    $  0.16
                                                                            =========                                  =======

EFFECT OF DILUTIVE SECURITIES:
Convertible preferred stock                              --             --                       301          3,673
Common stock options                                     --             --                        --             --
                                                --------------------------               --------------------------

NET INCOME PER SHARE - DILUTED:
Income available to common shareholders
plus assumed conversions                        $     2,189         22,717  $    0.10    $     3,828         26,390    $  0.15
                                                =====================================    =====================================



                                                For the year ended December 31, 1999
                                                ------------------------------------
                                                   Income       Shares      Per Share
                                                (Numerator)  (Denominator)   Amount
                                                -----------  -------------  ---------
Net Income                                      $     7,952
Less: Preferred Stock Dividends                        (690)
                                                --------------------------

NET INCOME PER SHARE - BASIC:
Income available to common shareholders               7,262         22,721  $    0.32
                                                                            =========

EFFECT OF DILUTIVE SECURITIES:
Convertible preferred stock                             690          8,740
Common stock options                                     --          2,070
                                                --------------------------

NET INCOME PER SHARE - DILUTED:
Income available to common shareholders
plus assumed conversions                        $     7,952         33,531  $    0.24
                                                =====================================








                                              For the three months ended March 31, 2000
                                              -----------------------------------------
                                                   Income       Shares      Per Share
                                                (Numerator)  (Denominator)   Amount
                                                -----------  -------------  ---------
Net Income                                      $     8,905
Less: Preferred Stock Dividends                        (172)
                                                ------------ ------------

NET INCOME PER SHARE - BASIC and
DILUTIVE:
Income available to common shareholders               9,077        23,282  $    0.39
                                                =========================   =========
